ARMOUR RESIDENTIAL REIT, Inc. Company Update 11/13/2020 ARMOUR seeks to create shareholder value through thoughtful investment and risk management that produces current yield and superior risk adjusted returns over the long term. Our focus on residential real estate finance supports home ownership for a broad and diverse spectrum of Americans by bringing private capital into the mortgage markets.

PLEASE READ: Important Note Regarding Forward Looking Statements and Estimates 2 • Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute “forward-looking statements” made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections and future plans for ARMOUR’s business, growth and operational improvements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of ARMOUR’s control. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. Additional information concerning these factors and risks are contained in the Company’s most recent annual and quarterly reports and other reports filed with the Securities and Exchange Commission. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. • This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities or financial instruments. The statements, information and estimates contained herein are based on information that the Company believes to be reliable as of today's date unless otherwise indicated. ARMOUR cannot guarantee future results, levels of activity, performance or achievements. • Pricing and duration information are estimates provided by independent third-party providers based on models that require inputs and assumptions. Actual realized prices and durations will depend on a number of factors that cannot be predicted with certainty and may be materially different from estimates. • Estimates do not reflect any costs of operation of ARMOUR. • THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND NOT REVIEWED BY OUR INDEPENDENT PUBLIC ACCOUNTANTS.

ARMOUR Overview 3 ARMOUR manages an investment portfolio consisting of mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), Treasury securities, and cash. 1 Stockholders' Equity and Liquidity • Stockholders' Equity at the end of Q3 2020 totaled $892 million, including the 7.00% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred") with liquidation preference totaling $133 million. • October 31, 2020 liquidity was $563 million, consisting of $176 million cash and $388 million unlevered Agency and US Treasury securities. 2 Dividend Policy • ARMOUR pays dividends monthly. • The Company previously announced the November common stock dividends of $0.10 per share payable on November 27, 2020 to holders of record on November 16, 2020. • Since inception in November 2009, ARMOUR has paid out $1.6 billion in dividends.(1) 3 Shareholder Alignment • Returned $391 million through share repurchases and return of capital since May 2013. • Senior management has made open market purchases of $4.9 million of stock since 2016. • Managed preferred shares through repurchases, calls, and refinancing to maximize value in capital structure. 4 Transparency and Governance • Updated portfolio and liability details can be found monthly at www.armourreit.com. • Non-Executive Board Chairman and separate Lead Independent Director. 5 ARMOUR REIT Manager • ARMOUR REIT is externally managed by ARMOUR Capital Management LP. (1) Includes both common and preferred stock dividends through October 2020. Information as of 10/31/2020

ARMOUR Portfolio Composition

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Securities	% of Portfolio	Current Value (millions)	Weighted Average Book Price	Weighted Average Market Price	Weighted Average Net/Gross Coupon	Estimated Effective Duration
Agency ARMs & Hybrids	0.4%	$28.2	102.0%	102.7%	3.09/3.71	0.95
Agency Multifamily Ballooning in 120 Months or Less	15.7%	$1,175.7	102.4%	116.4%	3.69/4.60	6.93
Agency Fixed Rates Maturing Between 0 and 180 Months	13.7%	$1,022.8	105.2%	106.0%	2.77/3.44	3.21
Agency Fixed Rates Maturing Between 181 and 360 Months	42.7%	$3,193.6	106.3%	107.9%	3.26/3.90	3.59
Agency Portfolio	**72.4%**	**$5,420.3**				
Agency 15Y TBA Long Dollar Roll	19.3%	$1,447.6	103.4%	103.4%	1.93/ N/A	2.90
Agency 30Y TBA Long Dollar Roll	11.1%	$830.6	104.1%	103.8%	2.38/ N/A	3.56
Agency 30Y TBA Short Dollar Roll	(2.8)%	($211.3)	105.7%	105.7%	3.50/ N/A	1.40
Net TBA Portfolio	**27.6%**	**$2,066.9**				
Total Portfolio	**100.0%**	**$7,487.2**				

- Approximately 94% of ARMOUR's Agency portfolio positions (excluding TBA positions) benefit from favorable prepayment characteristics, including:
  - 22% have prepayment penalties (Agency Multifamily).
  - 58% have loan balances less than or equal to 225k.
  - 4% have 100% loans in geographies with additional taxes on refinancing and cashout transactions such as TX, FL, and NY.
  - 10% have loan-to-value ratios greater than 95%, FICO scores of less than 700 or seasoning of greater than 24 months.

Information as of 10/31/2020. Portfolio value is based on independent third-party pricing. Information includes estimates of the effect of forward settling trades. Some totals may not foot due to rounding.

ARMOUR Hedging and Financing Composition 5 Interest Rate Swap Breakdown by Months to Maturity Interest Rate Swap Breakdown by Floating Rate Index 1,500 Total Swap Position is $5.0B with a weighted average maturity of 55 months. 1,000 500 Secured Overnight No tional (in millions) Financing Rate Fed Funds 55.3% 0 44.7% 0 - 12 Months 13 - 24 Months25 - 36 Months37 - 48 Months49 - 60 Months61 - 72 Months73 - 84 Months 97 - 108 Months109 - 120 Months ARMOUR is currently active with seven swap counterparties. Repurchase Agreements Longest Principal Wtd. Avg. Wtd. Avg. Remaining Borrowed % of Repo Original Remaining Term in 6 Repo Counterparty (millions) Positions Term Days Days BUCKLER Securities LLC (1) $3,275 68% 52 41 83 All Other Counterparties (2) $1,560 32% 78 42 81 Total or Wtd. Avg. $4,835 100% 61 42 (1) Affiliated with ARMOUR. (2) ARMOUR is currently borrowing from 18 repo counterparties and ARMOUR has active MRAs with 33 counterparties. Information as of 10/31/2020. Some totals may not foot due to rounding.

ARMOUR's Agency Portfolio Constant Prepayment Rates ("CPR") 20 15 Monthly Portfolio CPR 10 November 2019 December 2019 Constant Prepayment Rate ("CPR") is the annualized equivalent of single monthly mortality ("SMM"). CPR attempts to predict the percentage of principal that will prepay over the January 2020 next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. February 2020 March 2020 April 2020 May 2020 June 2020 6 July 2020 August 2020 September 2020 October 2020 November 2020

7 2020 2019 2018 2017 2016 Net Interest Margin Analysis thru Q3 2020 2015 2014 4 2013 3 2012 Asset Yield 2 Cost of Funds including Hedges rcent Pe 2011 Net Interest Margin 1 ARMOUR Net Interest Margin 2010 0

ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 armourreit.com 772-617-4340